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                                                                      EXHIBIT 99


                       DAISYTEK INTERNATIONAL CORPORATION
                          500 NORTH CENTRAL EXPRESSWAY
                               PLANO, TEXAS 75074

                                                                   June 20, 2000

Dear Daisytek Stockholder:

         We are pleased to send you this Information Statement about the spin-off of PFSweb, our e-commerce logistics subsidiary. The Information Statement provides you with important information concerning:

     o the U.S. federal income tax treatment of the PFSweb shares you will receive,

     o how we determined the number of shares you will receive,

     o how fractional shares will be treated,

     o a brief description of the background and business of PFSweb, and

     o how you can obtain additional information about these matters.

         We are confident that the spin-off will benefit Daisytek, PFSweb and you, our stockholders. We believe that both companies - Daisytek and PFSweb - will become stronger and more competitive as a result of the separation.

         This is an exciting and historic time for Daisytek and for PFSweb. I hope you share our enthusiasm. Thank you for your investment in Daisytek, and I trust that you will find your investment in PFSweb to be very rewarding.

                                   Sincerely,



                /s/ MARK C. LAYTON            /s/ JAMES R. POWELL
                    Mark C. Layton                James R. Powell
               Chairman of the Board          Chief Executive Officer
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                              INFORMATION STATEMENT
                                   ----------
                                    SPIN-OFF
                                       OF
                                  PFSWEB, INC.
                            THROUGH THE DISTRIBUTION
                                       BY
                       DAISYTEK INTERNATIONAL CORPORATION
                             OF 14,305,000 SHARES OF
                               PFSWEB COMMON STOCK
                                       TO
                          DAISYTEK COMMON STOCKHOLDERS
                                   ----------

     We are sending you this Information Statement because we are spinning off our PFSweb subsidiary to the holders of our common stock. We are effecting this spin-off by distributing 0.81 of a share of PFSweb common stock as a dividend for each outstanding share of Daisytek common stock, amounting to 14,305,000 shares of PFSweb common stock in total. The dividend will be payable at the close of business on July 6, 2000 to holders of record of Daisytek common stock at the close of business on June 19, 2000.

     PFSweb is a leading international provider of transaction management services for both traditional and e-commerce companies. PFSweb's comprehensive suite of services include order management, customer care services, billing services, information management and distribution services. PFSweb has operations in the United States, Canada and Europe. Last September, the Daisytek board of directors determined that it would be in the best interests of Daisytek and its stockholders to separate PFSweb from Daisytek. In December 1999, PFSweb completed an initial public offering of 3,565,000 shares of its common stock (representing approximately 19.9% of its outstanding shares), while Daisytek retained the remaining 14,305,000 shares (or approximately 80.1 % of the PFSweb outstanding common stock). Following this spin-off, we will no longer own any shares of PFSweb, and PFSweb will no longer be a subsidiary of Daisytek.

     NO VOTE OF DAISYTEK STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE PFSWEB SPIN-OFF. THEREFORE, YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

     We are sending you this Information Statement, which contains additional information about PFSweb and the terms of the spin-off for your information only. If you would like more information, please call our information agent, Corporate Investor Communications, toll-free at (888) 568-9280.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved the PFSweb common stock to be issued to you pursuant to this spin-off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

     The date of this Information Statement is June 20, 2000.


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                         INFORMATION ABOUT THE SPIN-OFF

THE SPIN-OFF

     On June 8, 2000, the Daisytek board of directors approved the spin-off of PFSweb to holders of Daisytek's common stock. In order to effect this spin-off, the Daisytek board declared a dividend on Daisytek common stock consisting of a total of 14,305,000 shares of PFSweb common stock owned by Daisytek, representing about 80.1% of the outstanding PFSweb common stock. The dividend will be paid at the close of business on July 6, 2000 to the holders of record of Daisytek common stock as of the close of business on June 19, 2000, in the amount of 0.81 of a share of PFSweb common stock for each share of outstanding Daisytek common stock, as described below.

     You will not be required to pay any cash or other consideration for the shares of PFSweb common stock distributed to you or to surrender or exchange your shares of Daisytek common stock in order to receive the dividend of PFSweb common stock.

THE NUMBER OF SHARES YOU WILL RECEIVE

     The actual number of shares of PFSweb common stock that will be distributed to you for each share of Daisytek common stock that you own at 5:00 p.m., Eastern time, on the June 19, 2000 record date is calculated as follows:

                                   14,305,000
                     (which is the total number of shares of
             PFSweb common stock to be distributed in the spin-off)

                                   divided by

                                   17,643,711
                (which is the total number of shares of Daisytek common stock outstanding at 5:00 p.m., Eastern time, on June 19, 2000)

                                  multiplied by
                        the number of shares of Daisytek
     common stock that you own at 5:00 p.m., Eastern time, on June 19, 2000.


     Based on the number of shares of Daisytek common stock outstanding as of June 19, 2000, you will receive 0.81 of a share of PFSweb common stock for each share of Daisytek common stock that you own at 5:00 p.m., Eastern time, on June 19, 2000.

WHEN AND HOW YOU WILL RECEIVE THE DIVIDEND

     We will pay the dividend at the close of business on July 6, 2000 by releasing our shares of PFSweb common stock to be distributed in the spin-off to ChaseMellon Shareholder Services, LLC, the distribution agent. As of 5:00 p.m., Eastern time, on July 6, 2000, the distribution agent will cause the shares of PFSweb common stock to which you


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are entitled as a result of the spin-off to be registered in your name. As of that time, you will become the record holder of that number of shares of PFSweb common stock.

     The distribution agent is not authorized to deliver any fractional shares of PFSweb common stock as part of the spin-off. Instead, the distribution agent has been instructed to aggregate all of the fractional shares into whole shares and sell them in an open market transaction. Holders who otherwise would be entitled to receive a fractional share will then receive a cash payment in the amount of their pro rata share of the total net proceeds of that sale.

     Certificates for PFSweb common stock will be mailed to requesting record stockholders following the July 6, 2000 distribution date. Your check for any cash that you may be entitled to receive instead of fractional shares of PFSweb common stock will be mailed separately. If you hold your shares of Daisytek common stock in one or more brokerage or "street name" accounts, you should expect to receive an account statement from your brokerage firm reflecting the number of shares of PFSweb common stock received by you in the spin-off.

TRADING MARKET FOR DAISYTEK COMMON STOCK

     The shares of Daisytek common stock are listed for trading on the Nasdaq National Market under the symbol "DZTK." On June 19, 2000, the closing price for the Daisytek common stock on the Nasdaq National Market was $12.375.

     In general, shares of Daisytek common stock which are traded on the Nasdaq National Market between the record date and the distribution date will trade "regular way" under the ticker symbol DZTK with due bills attached. This means that if you are a record holder of Daisytek common stock on the record date, and you sell your shares between the record date and the distribution date, you will be required to deliver to the buyer the shares of PFSweb common stock to be issued to you in the spin-off as well as the underlying shares of Daisytek common stock. Similarly, someone who buys shares of Daisytek common stock between the record date and the distribution date will be entitled to receive from the seller the shares of PFSweb common stock to be issued to the seller in the spin-off as well as the underlying shares of Daisytek common stock.

     In addition to the "regular way" market, and depending upon market factors, there may be an "ex-distribution" market in the Daisytek common stock between the record date and the distribution date. The ex-distribution market, if and when it exists, will trade Daisytek stock under the ticker symbol DZTK V and will not include an entitlement to receive shares of PFSweb.

     The ex-distribution market, if it arises, will end at market close on July 6, 2000. At that time, the DZTK V ticker and market for this stock will disappear and Daisytek will only be traded under the ticker symbol DZTK without the entitlement to receive PFSweb shares.


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TRADING MARKET FOR PFSWEB COMMON STOCK

     The shares of PFSweb common stock are listed for trading on the Nasdaq National Market under the symbol "PFSW." On June 19, 2000, the closing price for the PFSweb common stock on the Nasdaq National Market was $7.50.

     In addition to the "regular way" market in the PFSweb common stock which presently exists (and will continue to exist between the record date and the distribution date), and depending upon the market factors, there may exist a "when-issued" market in the PFSweb common stock between the record date and the distribution date. The when-issued market, if and when it exists, will trade the shares of PFSweb common stock that a Daisytek shareholder of record is due to receive on the distribution date under the ticker symbol PFSW V, and those that purchase these PFSW V shares will not receive shares until after the distribution occurs on July 6, 2000.

     There should not be any material difference between PFSW and PFSW V stock prices. The when-issued market, if it arises, will end at market close on July 6, 2000. At that time, PFSweb common stock will only be traded under the ticker symbol, PFSW.

     Shares of PFSweb common stock distributed to the Daisytek stockholders in the spin-off will be freely transferable, except for shares received by persons who may be deemed "affiliates" of PFSweb under the Securities Act, and the rules and regulations promulgated thereunder. Persons who may be deemed to be affiliates of PFSweb after the spin-off generally include individuals or entities that control, are controlled by, or are under common control with PFSweb, and may include certain officers and directors of PFSweb as well as its principal stockholders. Persons who are affiliates of PFSweb will be permitted to sell their shares of PFSweb common stock only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, such as the exemption provided in Rule 144 under the Securities Act.

     All of the shares of PFSweb common stock distributed to the Daisytek stockholders will be fully paid and nonassessable and there are no preemptive rights.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     Tax-Free Status of the Spin-Off. We have received a private letter ruling from the IRS to the effect that our distribution of PFSweb common stock to our common stockholders in the spin-off will be tax-free to us and to the holders of our common stock for U.S. federal income tax purposes. This means that, for U.S. federal income tax purposes:

     o Daisytek common stockholders will not recognize gain or loss by reason of the receipt of whole shares of PFSweb common stock as a result of the spin-off; and

     o    Daisytek will not recognize gain or loss by reason of the spin-off.

     Although private letter rulings are generally binding on the IRS, we will not be able to rely on the ruling if any of the material factual representations or assumptions we made to obtain the ruling are incorrect or untrue in any material respect. We are not currently aware


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of any facts or circumstances that would cause any of these material representations or assumptions to be incorrect or untrue in any material respect. We and PFSweb have agreed to certain restrictions on our respective future actions to provide further assurances that the spin-off will qualify as tax free. We do not intend to effect the spin-off if, prior to the distribution date, we become aware of circumstances that would result in the spin-off being a taxable transaction. Nevertheless, if the spin-off were subsequently held to be taxable, the above consequences would not apply and both Daisytek and the holders of our common stock could be subject to tax.

     Subsequent Sale of Stock. If you sell your shares of PFSweb common stock or Daisytek common stock after the spin-off, you will recognize gain or loss on the sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

     Allocation of Tax Basis. Your tax basis for the PFSweb common stock received in the spin-off will be determined based on your tax basis in the Daisytek common stock with respect to which your distribution of PFSweb common stock was made. Following the spin-off, your aggregate tax basis in your shares of Daisytek common stock and PFSweb common stock, including any fractional shares sold for cash as described above, will be the same as your tax basis in your shares of Daisytek common stock immediately prior to the spin-off. The aggregate tax basis in your shares of Daisytek common stock immediately prior to the spin-off will be allocated between your PFSweb common stock and Daisytek common stock in proportion to the fair market value of your shares of Daisytek common stock and PFSweb common stock at the close of business on the July 6, 2000 distribution date.

     Holding Period. The holding period of the shares of PFSweb common stock that you receive as a result of the spin-off will include the holding period for your shares of Daisytek common stock with respect to which your distribution of PFSweb common stock was made, provided that your shares of Daisytek common stock are held as a capital asset on the distribution date.

     Treatment of Fractional Shares. If you receive cash in lieu of a fractional share of PFSweb common stock as part of the spin-off, such cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Daisytek common stock on which you received your distribution of PFSweb common stock.

     State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of PFSweb common stock and any payment for fractional shares.


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     Additional Information To Help You Calculate Your New Tax Basis. Additional
information will be made available to you following the distribution date concerning the allocation of your old tax basis in your Daisytek common stock between your shares of Daisytek common stock and PFSweb common stock, including fractional shares.

     Tax Return Statement. U.S. Treasury regulations require you to attach to your U.S. federal income tax return for the year in which the spin-off occurs a detailed statement setting forth certain information regarding the nature of the spin-off. Within a reasonable time after completion of the spin-off, we will provide you with the information necessary to comply with that requirement. You should retain this statement so it can be completed and attached to your tax return.

     The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to stockholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the spin-off, including the state, local and (if applicable) foreign tax consequences.

                            INFORMATION ABOUT PFSWEB

BUSINESS

     PFSweb is an international provider of business infrastructure solutions for both traditional commerce and electronic commerce, or e-commerce, companies. It provides a broad range of solutions, including order management, web-enabled customer care services, billing services, information management, international distribution services, and professional services. Its international distribution services, which include picking, packing and shipping its clients' customers orders, are conducted at approximately 1.3 million square feet of distribution facilities located in Memphis, Tennessee, and additional distribution facilities in Canada and Belgium. PFSweb offers its services as an integrated solution, which enables its clients to outsource their transaction management needs to a single source and to focus on their core competencies. PFSweb currently provides transaction management services to over 30 clients, including Daisytek, IBM, Hewlett-Packard, Thomson Consumer Electronics, Nokia, American Eagle Outfitters, adidas, and ISA International plc. PFSweb's clients operate in a range of markets, including computer products, printers, apparel, sporting goods and consumer electronics, among others.

     In a recent Forrester study, more than 90% of firms expressed plans to buy and sell goods on the Internet over the next two years. This figure highlights the growing business to business e-commerce marketplace. In fact, Forrester predicts that by the year 2004 business to business e-commerce will hit $2.7 trillion. Of that $2.7 trillion, e-marketplaces are expected to represent 53% of the total online business trade. In order for companies to keep pace with the industry they will need to look at outsourcing as a viable option to building internal operations.

     To succeed on-line, a merchant must attract customers to its Web site and provide an appealing and easy to use environment that encourages customers to place an order. Once


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the customer places an order, the merchant must then process the order by executing numerous transactions, such as confirming product availability, authorizing a credit card purchase, calculating sales tax, fulfilling the order and, when necessary, processing returns. These "behind the scenes" activities are critical to complete the entire transaction.

     While early adopters of e-commerce business models often developed in-house business infrastructure systems, today many e-businesses seek to outsource their business infrastructure needs to third parties. Our business model is built to scale with our client's business, utilizing proven infrastructure and technology to deliver a superior solution.

     PFSweb offers a comprehensive and integrated set of e-business infrastructure solutions, built around core services that include:


     o order management services, including solutions for e-marketplace, e-procurement, and supply chain management, handling the complete shopping cart process, and on-line order management;

     o web-enabled customer care services, including customer care centers utilizing voice, e-mail, and Internet chat communications that are fully integrated with real time systems and historical data archives to provide complete Customer Lifecycle Management (CLM);

     o billing services, including secure on-line credit card processing, invoicing, credit management and collection;

     o information management, including real-time data interfaces, data exchange services and data mining;

     o international distribution services, including inventory management, product warehousing, order picking and packing, transportation management and product return administration; and

     o professional services, including a consultative management staff that tailors solutions to each client and consistently seeks out ways to increase efficiencies and produce benefits for the client.

     Our integrated solutions enable our clients to introduce new products, business programs and focus on their core business, products and services instead of making substantial investments in fixed assets systems, facilities and ongoing personnel. We offer our clients a complete tailored infrastructure solution based around a core infrastructure which is seamlessly integrated with our clients' systems and transparent to our clients' customers. Our services enable our clients to quickly capitalize on new business opportunities, provide an enhanced experience for their customers, improve operating efficiencies and cash flows and access sophisticated technology. We are able to extend value to clients by our ability to integrate a broad range of services providing a faster time to market for their e-commerce business.


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     PFSweb's objective is to grow rapidly by being an international provider of business-to-business and business-to-consumer transaction management services for both traditional commerce and e-commerce businesses. The key elements of its business strategy are to:

     o    target brand name manufacturers;

     o    expand existing client relationships;

     o    promote the PFSweb brand;

     o    seek strategic alliances and acquisitions; and

     o    expand its international presence.

     In order to execute this strategy, PFSweb must, among other things, continue to incur significant operating and marketing expenses, invest in additional technology infrastructure and maintain sufficient capacity. No assurance can be given that it will be successful in executing its strategy. For a more complete discussion of these and other risk factors, please see PFSweb's prospectus dated December 2, 1999.

HISTORY OF THE SPIN-OFF OF PFSWEB FROM DAISYTEK

     The PFSweb business unit was formed in 1991 as a subsidiary of Daisytek named "Working Capital of America" whose purpose was to provide inventory management, direct shipping to end users, and accounts receivable collections for Daisytek customers and other third parties. Until 1996, this business unit was comprised of operations both at Working Capital of America and at Daisytek. As the business gradually developed, this business unit recognized an opportunity to expand its business and capitalize on Daisytek's strengths in customer service, order management, product fulfillment and distribution, and provide these services on an outsourcing basis. Since 1996, the operations of this business unit have been primarily focused in a Daisytek subsidiary, Priority Fulfillment Services, Inc. (or PFS). PFSweb was formed in 1999 to be a holding company for PFS and to facilitate the initial public offering and spin-off from Daisytek. In December 1999, PFSweb completed an initial public offering of 3,565,000 shares of common stock and entered into various agreements with Daisytek relating to the spin-off. Under these agreements, the spin-off was conditioned upon, among other things, the receipt of a ruling by the Internal Revenue Service that, among certain other tax consequences of the transaction, the spin-off will qualify as a tax-free distribution for U.S. federal income tax purposes and will not result in the recognition of taxable gain or loss for U.S. federal income tax purposes to Daisytek or its shareholders. On June 8, 2000, Daisytek received a favorable ruling from the IRS. Promptly thereafter, the Daisytek board of directors approved the spin-off and authorized the distribution of 14,305,000 shares of PFSweb common stock to the holders of Daisytek common stock by means of a dividend as described in this Information Statement.


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PFSWEB'S ONGOING RELATIONSHIP WITH DAISYTEK

     PFSweb and Daisytek will continue to have significant ongoing relationships following the spin-off. PFSweb and Daisytek are parties to various agreements providing for the separation of their respective business operations. These agreements govern various interim and ongoing relationships between the companies, including the transaction management services that PFSweb provides for Daisytek, the transitional services that Daisytek provides to PFSweb and a tax indemnification and allocation agreement which governs the allocation of tax liabilities and sets forth provisions with respect to certain other tax matters.

     All of the agreements between PFSweb and Daisytek were made in the context of a parent-subsidiary relationship and were negotiated in the overall context of the spin-off. Although we generally believe that the terms of these agreements are consistent with fair market values, there can be no assurance that the prices charged to or by each company under these agreements are not higher or lower than the prices that may be charged by, or to, unaffiliated third parties for similar services.

     The full text of these agreements have been filed with the SEC as exhibits to our current and quarterly reports and you are encouraged to review these documents. See "Additional Information."

SUBSTITUTE STOCK OPTIONS

     In connection with the completion of the spin-off, all outstanding Daisytek stock options will be adjusted and replaced with substitute stock options as follows:

     Options held by Daisytek employees who transfer to PFSweb will be replaced (at the option holder's election) with either options to acquire shares of PFSweb common stock or options to purchase shares of both Daisytek common stock and PFSweb common stock (which may be exercised separately) (the "Unstapled Options"). Options held by Daisytek employees who remain with Daisytek will be replaced (at the option holder's election) with either options to acquire shares of Daisytek common stock or Unstapled Options.

     In general, the adjustments to the outstanding Daisytek options will be established pursuant to a formula designed to ensure that: (1) the aggregate "intrinsic value" (i.e. the difference between the exercise price of the option and the market price of the common stock underlying the option) of the substitute options will not exceed the intrinsic value of the outstanding Daisytek stock option which is replaced by such substitute option immediately prior to the spin-off, and (2) the ratio of the exercise price of each option to the market value of the underlying stock immediately before and after the spin-off is preserved.

     Substantially all of the other terms and conditions of each adjusted substitute stock option, including the time or times when, and the manner in which, each option will be exercisable, the duration of the exercise period, the permitted method of exercise, settlement and payment, the rules that will apply in the event of the termination of employment of the employee, the events, if any, that may give rise to an employee's right to accelerate the vesting or the time or exercise thereof and the vesting provisions, will be the same as those


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of the replaced Daisytek stock option, except that option holders who are employed by one company will be permitted to exercise, and will be subject to all of the terms and provisions of, options to acquire shares in the other company as if such holder was an employee of such other company.

     Although it is not possible at this time to specify how many shares of Daisytek common stock or PFSweb common stock will be subject to adjusted substitute stock options in replacement of Daisytek stock options, it is possible that Daisytek and PFSweb stockholders may experience some dilutive impact from the above-described adjustments.

     No adjustment or replacement will be made in or to outstanding PFSweb stock options as the result of the spin-off.

BOARD OF DIRECTORS

     Although Daisytek and PFSweb presently share a common board of directors, both companies are seeking additional independent directors.

PFSWEB STOCKHOLDER RIGHTS PLAN

     PFSweb has a stockholders rights plan. Accordingly, one preferred share purchase right is attached to each share of PFSweb common stock to be distributed in the spin-off. These rights would cause substantial dilution to any person or group who attempts to acquire a significant interest in PFSweb without advance approval from PFSweb's board of directors and thus could make an acquisition of control of PFSweb more difficult, even if such acquisition may be in the best interests of PFSweb and its stockholders.


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                             ADDITIONAL INFORMATION

     PFSweb's common stock is registered under the Securities Exchange Act. Daisytek and PFSweb are each subject to the reporting requirements of the Securities Exchange Act and have filed registration statements, reports and other information with the Securities and Exchange Commission. For further information pertaining to PFSweb (including financial statements and other financial information), the PFSweb common stock and related matters, you are urged to read PFSweb's SEC reports, including the following:

     (1) PFSweb's Prospectus dated December 2, 1999 relating to its initial public offering;

     (2) The description of the PFSweb common stock contained in PFSweb's Registration Statement on Form 8-A dated November 24, 1999; and

     (3) PFSweb's Quarterly Report on Form 10-Q for the quarter ended December 31,1999.

     Stockholders are also urged to review any amendments to the foregoing reports and all other SEC reports now or hereafter filed by PFSweb and Daisytek under the Exchange Act. The SEC reports can be obtained from the SEC at its principal office in Washington, D.C. upon the payment of the prescribed fees, or may be examined, without charge, at public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.


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                       DAISYTEK INTERNATIONAL CORPORATION

                      SPIN-OFF OF PFSWEB, INC. COMMON STOCK

                   QUESTION AND ANSWER SUMMARY OF THE SPIN-OFF
                                   ----------

     The following summary answers certain questions you may have with respect to Daisytek's distribution of PFSweb common stock and highlights certain basic information from the accompanying Information Statement that may be important for you. This summary does not contain all of the important information relating to the spin-off, and we therefore encourage you to read the entire Information Statement.

Q. What will happen in the spin-off?                        A.   In the spin-off, Daisytek will distribute to its
                                                                 stockholders all of its approximately 80.1%
                                                                 interest in PFSweb by distributing approximately
                                                                 0.81 shares of PFSweb common stock for each share
                                                                 of Daisytek common stock owned by its
                                                                 stockholders. After the spin-off, PFSweb will be a
                                                                 separate company, and will no longer be a
                                                                 subsidiary of Daisytek.

Q. Why is Daisytek undertaking the spin-off?                A.   We believe that the spin-off will allow both
                                                                 Daisytek and PFSweb to enhance their ability to
                                                                 implement their own growth and operating
                                                                 strategies and will permit and incentivize
                                                                 management and other personnel to concentrate and
                                                                 focus on their respective businesses.

Q. What will I receive in the spin-off?                     A.   You will receive approximately 0.81 shares of
                                                                 PFSweb common stock for every one share of
                                                                 Daisytek common stock you own as of the close of
                                                                 business on the June 19, 2000 record date, except
                                                                 that you will not receive any fractional shares.
                                                                 All fractional share interests of PFSweb common
                                                                 stock will be aggregated into whole shares and
                                                                 sold in the open market and, instead of receiving
                                                                 fractional shares, you will receive a check
                                                                 representing your pro rata share of the net
                                                                 proceeds received in such sale.


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
Q. What is the record date?                                 A.   Only holders of Daisytek common stock as of the
                                                                 close of business on June 19, 2000 (the "record
                                                                 date") are eligible to receive PFSweb stock in the
                                                                 spin-off.

Q. What is the distribution date?                           A.   The distribution date is the date on which the
                                                                 shares of PFSweb common stock owned by Daisytek
                                                                 are distributed to Daisytek's stockholders of
                                                                 record on the record date. The distribution date
                                                                 is as of the close of business on July 6, 2000.

Q. When will certificates be mailed?                        A.   Certificates will be mailed to requesting record
                                                                 stockholders following the July 6, 2000
                                                                 distribution date.

Q. What happens if I sell my shares of Daisytek             A.   If you sell your shares of Daisytek common stock
   common stock between the record date and the                  in the "regular way" between the record date and
   distribution date?                                            the distribution date, the buyer also receives a
                                                                 "due bill" entitling the buyer to receive from you
                                                                 the distribution of the PFSweb common stock.
                                                                 Settlement should be conducted through the buyer's
                                                                 broker.

Q. Is the distribution ratio final?                         A.   Yes. The final distribution ratio is 0.81, which
                                                                 was calculated as of the close of business on the
                                                                 record date of June 19, 2000.

Q. How does the distribution affect the shares of           A.   The distribution itself has no effect on the
   Daisytek common stock I currently hold?                       number of shares of Daisytek common stock
                                                                 currently held by you. Daisytek and PFSweb are
                                                                 separate companies and, other than the
                                                                 distribution, the Daisytek common stock and the
                                                                 PFSweb common stock are not related.

Q. When will Daisytek common stock trade at the             A.   We expect that the Daisytek common stock will
   post-distribution price?                                      trade on a post-distribution ("ex-dividend") basis
                                                                 on July 7, 2000. The stock market will determine
                                                                 the price of Daisytek common stock following the
                                                                 distribution.
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
Q. Will I have to turn in my Daisytek stock                 A.   No, you will not have to turn in your Daisytek
   certificates?                                                 stock certificates.

Q. When will I receive the proceeds relating to             A.   The sale of fractional share interests will occur
   any fractional share interests I may be                       in the few days following the distribution date,
   entitled to?                                                  and you should receive a check representing your
                                                                 pro rata share of the proceeds shortly thereafter.

Q. What happens with Daisytek shares held in a              A.   Generally, shares held in a brokerage account are
   brokerage account?                                            listed under the broker's name. Following the
                                                                 distribution, the broker will receive the shares
                                                                 of PFSweb common stock for the account. It will be
                                                                 up to the broker to allocate the shares as
                                                                 appropriate. Your next broker's statement
                                                                 following the distribution date should reflect
                                                                 your shares of PFSweb common stock. Be sure to
                                                                 carefully check this statement upon receipt to
                                                                 make sure all shares were accurately credited. If
                                                                 you have any questions regarding your statement,
                                                                 contact your broker.

Q. What are the U.S. federal income tax                     A.   Generally, for U.S. federal income tax purposes,
   consequences of the distribution to me as a                   based on the private letter ruling we have
   Daisytek stockholder?                                         received from the IRS, no gain or loss will be
                                                                 recognized to (and no amount will be included in
                                                                 the income of) holders of Daisytek common stock
                                                                 upon the receipt of the PFSweb common stock
                                                                 distributed to them. However, you will recognize
                                                                 gain or loss on the receipt of cash in lieu of
                                                                 fractional shares of PFSweb common stock.
                                                                 Following the distribution date, additional
                                                                 information will be made available to you
                                                                 concerning the calculation of the new tax basis in
                                                                 your shares of Daisytek common stock and PFSweb
                                                                 common stock, the tax treatment of cash received
                                                                 in lieu of fractional shares and certain
                                                                 statements which are required to be attached to
                                                                 your applicable U.S. federal income tax returns.
                                                                 You should consult your own tax advisor as to the
                                                                 effects of the spin-off given your particular
                                                                 circumstances.
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
Q. Are the shares of PFSweb common stock freely             A.   Generally yes. PFSweb common stock is traded on
   tradable?                                                     the Nasdaq National Market under the symbol
                                                                 "PFSW." However, any person or entity who is
                                                                 deemed to be an "affiliate" of PFSweb is subject
                                                                 to certain restrictions on trading the PFSweb
                                                                 common stock, including the requirements of Rule
                                                                 144 under the Securities Act.

Q. How much PFSweb common stock will Daisytek               A.   Daisytek will not retain any ownership of PFSweb
   retain?                                                       common stock.

Q. What number should I call for more information           A.   You may contact our information agent, Corporate
   on the spin-off?                                              Investor Communications, toll-free at
                                                                 888-568-9280.
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